As filed with the Securities and Exchange Commission on August 29, 1997
                                               Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         HIGHLANDS INSURANCE GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                                       75-2370945
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization


                              10370 RICHMOND AVENUE
                              HOUSTON, TEXAS 77042
                                 (713) 952-9555
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


             HIGHLANDS INSURANCE GROUP, INC. 1995 STOCK OPTION PLAN
            HIGHLANDS INSURANCE GROUP, INC. 1995 DIRECTORS STOCK PLAN
              HIGHLANDS INSURANCE GROUP, INC. ANNUAL INCENTIVE PLAN
              HIGHLANDS INSURANCE GROUP 1997 RESTRICTED STOCK PLAN
                             (Full Titles of Plans)

                           STEPHEN J. GREENBERG, ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         HIGHLANDS INSURANCE GROUP, INC.
                                1000 LENOX DRIVE
                         LAWRENCEVILLE, NEW JERSEY 08648
                                 (609) 896-1921
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                              STEVEN D. RUBIN, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                            700 LOUISIANA, SUITE 1600
                              HOUSTON, TEXAS 77002
                                 (713) 546-5000

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                           Proposed Maximum    Proposed Maximum
Title of Each Class of Securities            Amount to be   Offering Price    Aggregate Offering       Amount of
        to be Registered                     Registered(1)    Per Share(2)         Price(2)        Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share         1,350,000         $23.35         $31,522,500.00        $9,553.00
====================================================================================================================


(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.
(2) Estimated upon the basis of the prices at which the options may be exercised, or the shares may be issued, under the Plans solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended.
================================================================================


HOFS02...:\92\56292\0006\1294\REG7307L.20D

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.

            The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

Item 2.

            Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Highlands Insurance Group, Inc. 1995 Stock Option Plan, the Highlands Insurance Group, Inc. 1995 Directors' Stock Plan, the Highlands Insurance Group, Inc. Annual Incentive Plan and the Highlands Insurance Group 1997 Restricted Stock Plan and their respective administrators are available without charge by contacting:

                       Highlands Insurance Group, Inc.
                       1000 Lenox Drive
                       Lawrenceville, New Jersey 08648
                       (609) 896-1921

                       Attention:     Stephen J. Greenberg
                                      Corporate Secretary

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents filed with the Commission by Highlands Insurance Group, Inc. (the "Company") are incorporated herein by reference:

            (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

            (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

            (c) The Company's Current Reports on Form 8-K dated January 24, 1997, February 14, 1997, February 25, 1997, March 31, 1997, April 30, 1997,
April 30, 1997, May 7, 1997, Form 8-K/A dated April 30, 1997 and Form 8-K/A No. 2 dated April 30, 1997.

            (d) The description of the Common Stock contained in the Company's Registration Statement on Form 10 filed on October 27, 1995, as such Registration Statement may be amended from time to time for purposes of updating, changing or modifying such description.

            All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of each such document.


ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 102 of the Delaware General Corporation Law (the "DGCL") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company's Amended and Restated Certificate of Incorporation contains a provision which, in substance, eliminates directors' personal liability as set forth above.

            Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company's Amended and Restated Certificate of Incorporation contains a provision which, in substance, provides for indemnification as set forth above.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.


   4.1            - Amended and Restated Certificate of Incorporation of the
                    Registrant (incorporated by reference to the Company's registration statement on Form 10 as filed with the Commission on January 4, 1996).

   4.2            - Form of Amended and Restated Bylaws of the Registrant
                    (incorporated by reference to the Company's registration statement on Form 10 as filed with the Commission on January 4, 1996).

   4.3            - Form of Stock Certificate of Common Stock (incorporated by reference to the Company's registration statement on Form 10 as filed with the Commission on January 4, 1996) (See also Exhibits 3.1 and 3.2).

   4.4            - Form of 10% Convertible Subordinated Debentures Due
                    December 31, 2005 (incorporated by reference to the Company's registration statement on Form 10 as filed with the Commission on January 4, 1996).

   4.5            - Form of Amendment to 10% Convertible Subordinated
                    Debentures Due December 31, 2005 (incorporated by reference to the Company's current report on Form 8-K/A dated April 30, 1997, Commission File Number 1-14028).

   4.6            - Form of Common Stock Subscription Warrant, Series A
                    (incorporated by reference to the Company's registration statement on Form 10 as filed with the Commission on January 4, 1996).

   4.7            - Form of Amendment to Common Stock Subscription Warrant,
                    Series A (incorporated by reference to the Company's current report on Form 8-K/A dated April 30, 1997, Commission File Number 1-14028).

   4.8            - Form of Common Stock Subscription Warrant, Series B
                    (incorporated by reference to the Company's registration statement on Form 10 as filed with the Commission on January 4, 1996).

   4.9            - Form of Amendment to Common Stock Subscription Warrant,
                    Series B (incorporated by reference to the Company's current report on Form 8-K/A dated April 30, 1997, Commission File Number 1-14028).

   4.10           - Form of 10% Convertible Subordinated Debentures Due
                    December 31, 2005, Series 2 (incorporated by reference to the Company's registration statement on Form 10 as filed with the Commission on January 4, 1996).

   4.11           - Form of Amendment to 10% Convertible Subordinated
                    Debentures Due December 31, 2005, Series 2 (incorporated by reference to the Company's current report on Form 8-K/A dated April 30, 1997, Commission File Number 1-14028).

   4.12           - Form of Common Stock Subscription Warrant Series A-2
                    (incorporated by reference to the Company's registration statement on Form 10 as filed with the Commission on January 4, 1996).

   4.13 - Form of Amendment to Common Stock Subscription Warrant, Series A-2 (incorporated by reference to the Company's registration statement on Form 10 as filed with the Commission on January 4, 1996).

   4.14 - Form of Common Stock Subscription Warrant, Series B-2 (incorporated by reference to the Company's current report on Form 8-K/A dated April 30, 1997, Commission File Number 1-14028).

   4.15 - Form of Amendment to Common Stock Subscription Warrant, Series B-2 (incorporated by reference to the Company's current report on Form 8-K/A dated April 30, 1997, Commission File Number 1-14028).

   4.16 - Stockholders Agreement, dated as of April 30, 1997, among Highlands Insurance Group, Inc., Insurance Partners, L.P., Insurance Partners Offshore (Bermuda) L.P., The Scandinavia Company, Inc., Erik M. Vik and Manoeuvre Ltd. (incorporated by reference to the Company's current report on Form 8-K/A dated April 30, 1997, Commission File Number 1-14028).

   4.17 - Registration Rights Agreement, dated as of April 30, 1997, between Highlands Insurance Group, Inc. and American Re-Insurance Company (incorporated by reference to the Company's current report on Form 8-K dated April 30, 1997, Commission File Number 1-14028).

   4.18 - Registration Rights Agreement, dated as of April 30, 1997, among Highlands Insurance Group, Inc., The Scandinavia Company, Inc., Erik M. Vik, Manoeuvre Ltd., and Triumph-Connecticut Partnership and Alexander M. Vik (incorporated by reference to the Company's current report on Form 8-K dated April 30, 1997, Commission File Number 1-14028).

   4.19 - Registration Rights Agreement, dated as of March 26, 1997, between Highlands Insurance Group, Inc. and Armco Financial Services Corporation (incorporated by reference to the Company's current report on Form 8-K dated April 30, 1997, Commission File Number 1-14028).

   5.1              - Opinion and consent of Weil, Gotshal & Manges LLP.

   23.1             - Consent of KPMG Peat Marwick LLP.

   23.2             - Consent of KPMG Peat Marwick LLP.

   23.3             - Consent of Arthur Andersen LLP.

   23.4             - Consent of Ernst & Young LLP.

   23.5             - Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                    5.1).

   24.1 - Powers of Attorney of directors and officers of the Registrant (see page II-6 of this Registration Statement).

ITEM 9.     UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provi- sions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connec- tion with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate juris- diction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

      The registrant and each person whose signature appears below hereby designates and appoints Richard M. Haverland, Charles J. Bachand, Stephen J. Greenberg and Stephen L. Kibblehouse, and each of them, as its or his attorneys-in-fact (the "Attorneys-in-Fact") with full power to act alone, and to execute in the name and on behalf of the Registrant and each such person, individually in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement on Form S-8, which amendments may make such changes in this Registration Statement on Form S-8 as any such Attorney-in-Fact deems appropriate, and to file each such amendment to this Registration Statement on Form S-8 together with all exhibits thereto and any and all documents in connection therewith.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas.


Dated: August 29, 1997


                                          Highlands Insurance Group, Inc.

                                          By:  /s/Richard M. Haverland
                                              ---------------------------------
                                                Richard M. Haverland,
                                                Chairman, President and
                                                Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


       SIGNATURE                             TITLE                   DATE
       ---------                             -----                   ----

 /s/Richard M. Haverland            Chairman, President and      August 29, 1997
----------------------------------- Cheif Executive Officer
  Richard M. Haverland


  /s/Charles J. Bachand             Vice President, Treasurer    August 29, 1997
----------------------------------- Principal Accounting Officer
   Charles J. Bachand


   /s/Robert A. Spass               Director                     August 29, 1997
-----------------------------------
     Robert A. Spass


  /s/Bradley E. Cooper              Director                     August 29, 1997
-----------------------------------
    Bradley E. Cooper


  /s/W. Bernard Pieper              Director                     August 29, 1997
-----------------------------------
    W. Bernard Pieper




                         II-6
       HOFS02...:\92\56292\0006\1294\REG7307L.20D

/s/Kenneth S. Crews                  Director                    August 29, 1997
-----------------------------------
 Kenneth S. Crews


 /s/Philip J. Hawk                   Director                    August 29, 1997
-----------------------------------
  Philip J. Hawk


/s/Robert W. Shower                  Director                    August 29, 1997
-----------------------------------
 Robert W. Shower

                                  EXHIBIT INDEX


EXHIBIT NO.                   DESCRIPTION
-----------                   -----------

      4.1         -     Amended and Restated Certificate of
                        Incorporation of the Registrant (incorporated by reference to the Company's registration statement on Form 10 as filed with the Commission on January 4,
                        1996).

      4.2         -     Form of Amended and Restated Bylaws of
                        the Registrant (incorporated by reference to the Company's registration statement on Form 10 as filed with the Commission on January 4, 1996).

       4.3        -     Form of Stock Certificate of Common Stock
                        (incorporated by reference to the Company's registration statement on Form 10 as filed with the Commission on January 4, 1996) (See also Exhibits
                        3.1 and 3.2).

       4.4        -     Form of 10% Convertible Subordinated Debentures
                        Due December 31, 2005 (incorporated by reference to the Company's registration statement on Form
                        10 as filed with the Commission on January 4,
                        1996).

       4.5        -     Form of Amendment to 10% Convertible
                        Subordinated Debentures Due December 31, 2005
                        (incorporated by reference to the Company's current report on Form 8-K/A dated April 30, 1997, Commission File Number 1-14028).

       4.6        -     Form of Common Stock Subscription Warrant,
                        Series A (incorporated by reference to the Company's registration statement on Form 10 as filed with the Commission on January 4, 1996).

       4.7        -     Form of Amendment to Common Stock
                        Subscription Warrant, Series A (incorporated by reference to the Company's current report on Form
                        8-K/A dated April 30, 1997, Commission File
                        Number 1-14028).

       4.8        -     Form of Common Stock Subscription Warrant,
                        Series B (incorporated by reference to the Company's registration statement on Form 10 as filed with the Commission on January 4, 1996).

       4.9        -     Form of Amendment to Common Stock
                        Subscription Warrant, Series B (incorporated by reference to the Company's current report on Form
                        8-K/A dated April 30, 1997, Commission File
                        Number 1-14028).

       4.10       -     Form of 10% Convertible Subordinated Debentures
                        Due December 31, 2005, Series 2 (incorporated by reference to the Company's registration statement on Form 10 as filed with the Commission on January 4, 1996).

       4.11       -     Form of Amendment to 10% Convertible
                        Subordinated Debentures Due December 31, 2005,
                        Series 2 (incorporated by reference to the Company's current report on Form 8-K/A dated
                        April 30, 1997, Commission File Number
                        1-14028).

       4.12       -     Form of Common Stock Subscription Warrant
                        Series A-2 (incorporated by reference to the Company's registration statement on Form 10 as filed with the Commission on January 4, 1996).

       4.13       -     Form of Amendment to Common Stock
                        Subscription Warrant, Series A-2 (incorporated by reference to the Company's registration statement on Form 10 as filed with the Commission on January 4, 1996).

       4.14       -     Form of Common Stock Subscription Warrant,
                        Series B-2 (incorporated by reference to the Company's current report on Form 8-K/A dated
                        April 30, 1997, Commission File Number
                        1-14028).

       4.15       -     Form of Amendment to Common Stock
                        Subscription Warrant, Series B-2 (incorporated by reference to the Company's current report on Form
                        8-K/A dated April 30, 1997, Commission File
                        Number 1-14028).

       4.16       -     Stockholders Agreement, dated as of April 30,
                        1997, among Highlands Insurance Group, Inc.,
                        Insurance Partners, L.P., Insurance Partners
                        Offshore (Bermuda) L.P., The Scandinavia
                        Company, Inc., Erik M. Vik and Manoeuvre Ltd.
                        (incorporated by reference to the Company's current report on Form 8-K/A dated April 30, 1997, Commission File Number 1-14028).

       4.17       -     Registration Rights Agreement, dated as of April
                        30, 1997, between Highlands Insurance Group, Inc.
                        and American Re-Insurance Company (incorporated by reference to the Company's current report on Form 8-K dated April 30, 1997, Commission File
                        Number 1-14028).

       4.18       -     Registration Rights Agreement, dated as of April
                        30, 1997, among Highlands Insurance Group, Inc.,
                        The Scandinavia Company, Inc., Erik M. Vik,
                        Manoeuvre Ltd., and Triumph-Connecticut

                        Partnership and Alexander M. Vik (incorporated by reference to the Company's current report on Form 8-K dated April 30, 1997, Commission File
                        Number 1-14028).

       4.19       -     Registration Rights Agreement, dated as of March
                        26, 1997, between Highlands Insurance Group, Inc.
                        and Armco Financial Services Corporation
                        (incorporated by reference to the Company's current report on Form 8-K dated April 30, 1997,
                        Commission File Number 1-14028).

       5.1        -     Opinion and consent of Weil, Gotshal &
                        Manges LLP.

      23.1        -     Consent of KPMG Peat Marwick LLP.

      23.2        -     Consent of KPMG Peat Marwick LLP.

      23.3        -     Consent of Arthur Andersen LLP.

      23.4        -     Consent of Ernst & Young LLP.

      23.5        -     Consent of Weil, Gotshal & Manges LLP
                        (included in Exhibit 5.1).

      24.1        -     Powers of Attorney of directors and officers
                        of the Registrant (see page II-6 of this Registration Statement).





                                    II-10